Deloitte & Touche LLP
October 9, 2003

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 14 to Registration Statement No. 811-09373 of
Oppenheimer Senior Floating Rate Fund on Form N-2 of our report dated September 21 2004, appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the headings "Independent Registered Public
Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in
the Prospectuses, which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
May 18, 2005